Oppenheimer LifeSpan Balanced Fund
                            Exhibit 24(b)(16) to Form N-1A
                        Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  06/27/95               0.0608000         0.0000000               10.270
  12/28/95               0.1879261         0.2260100               11.020
  06/18/96               0.1500000         0.0341000               11.600
  09/27/96               0.0700000         0.0000000               11.900
  12/30/96               0.0923300         0.3240100               11.810
  03/27/97               0.0800000         0.0000000               11.430
  06/27/97               0.1000000         0.0000000               12.340
  09/26/97               0.1000000         0.0000000               13.060

Class B Shares
  12/28/95               0.0552015         0.2260100               11.130
  06/18/96               0.1220000         0.0341000               11.690
  09/27/96               0.0480000         0.0000000               11.990
  12/30/96               0.0754400         0.3240100               11.890
  03/27/97               0.0610000         0.0000000               11.500
  06/27/97               0.0800000         0.0000000               12.420
  09/26/97               0.0780000         0.0000000               13.140

Class C Shares
  06/18/96               0.1490000         0.0341000               11.590
  09/27/96               0.0480000         0.0000000               11.890
  12/30/96               0.0709800         0.3240100               11.790
  03/27/97               0.0600000         0.0000000               11.410
  06/27/97               0.0790000         0.0000000               12.320
  09/26/97               0.0770000         0.0000000               13.030



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Oppenheimer Lifespan Balanced Fund
Page 2



  1. Average Annual Total Returns for the Periods Ended 10/31/97:

   The formula for calculating average annual total return is as follows:

   1/number of years = n       {(ERV/P)^n} - 1 = average annual total return

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maxiExamples at NAV:
  sales charge of 5.75%:

  One Year                                 One Year

  {($1,061.84/$1,000)^ 1} - 1  =   6.18%   {($1,126.63/$1,000)^ 1} - 1  = 12.66%

  Inception                                Inception

  {($1,347.63/$1,000)^.4} - 1  =  12.68%   {($1,429.86/$1,000)^.4} - 1  = 15.38%


Class B Shares

Examples, assuming a maxiExamples at NAV: contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

  One Year                                 One Year

  {($1,066.97/$1,000)^ 1} - 1  =   6.70%   {($1,116.97/$1,000)^ 1} - 1  = 11.70%

  Inception                                Inception

  {($1,244.70/$1,000)^.4806}- 1 = 11.09%  {($1,274.70/$1,000)^.4806}- 1 = 12.37%


Class C Shares

Examples, assuming a maxiExamples at NAV: contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                                One Year

  {($1,107.29/$1,000)^ 1} - 1  =  10.73%  {($1,117.29/$1,000)^ 1} - 1  =  11.73%

  Inception                               Inception

  {($1,153.11/$1,000)^.6667}- 1 =  9.96%  {($1,153.11/$1,000)^.6667}- 1 =  9.96%


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Oppenheimer Lifespan Balanced Fund
Page 3


2. Cumulative Total Returns for the Periods Ended 10/31/97:

    The formula for calculating cumulative total return is as follows:

   (ERV - P) / P  =  Cumulative Total Return

Class A Shares

Examples, assuming a maxiExamples at NAV:
  sales charge of 5.75%:

  One Year                                 One Year

  $1,061.84 - $1,000/$1,000   =    6.18%   $1,126.63 - $1,000/$1,000   =  12.66%

  Inception                                Inception

  $1,347.63 - $1,000/$1,000   =   34.76%   $1,429.86 - $1,000/$1,000   =  42.99%


Class B Shares

Examples, assuming a maxiExamples at NAV: contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

  One Year                                 One Year

  $1,066.97 - $1,000/$1,000   =    6.70%   $1,116.97 - $1,000/$1,000   =  11.70%

  Inception                                Inception

  $1,244.70 - $1,000/$1,000   =   24.47%   $1,274.70 - $1,000/$1,000   =  27.47%


Class C Shares

Examples, assuming a maxiExamples at NAV: contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                                 One Year

  $1,107.29 - $1,000/$1,000   =   10.73%   $1,117.29 - $1,000/$1,000   =  11.73%

  Inception                                Inception

  $1,153.11 - $1,000/$1,000   =   15.31%   $1,153.11 - $1,000/$1,000   =  15.31%